Exhibit 23.1


                           Consent of Independent Certified Public Accountants



Board of Directors
Innovo Group Inc.

             We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 1997, relating to the consolidated financial statements and schedule of Innovo Group Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1996.

             We also consent to the references to us under the captions "Selected Consolidated Financial Data" and "Experts" in the
Prospectus.



                                                            /s/BDO Seidman, LLP
                                                               BDO SEIDMAN, LLP




Atlanta, Georgia
September 19, 1997